UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 24, 2014

Marina Biotech, Inc.

 (Exact name of registrant as specified in its charter)

Delaware	000-13789	11-2658569
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

P.O. Box 1559 , Bothell, WA		98041
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	425-892-4322

N/A

______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.

On February 24, 2014, Marina Biotech, Inc. (the “Company”) and the holders of the secured promissory notes (the “Notes”) that that Company issued pursuant to that certain Note and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of February 10, 2012, among the Company, certain of its wholly-owned subsidiaries, and the purchasers identified on the signature pages thereto (the “Purchasers”), agreed that the Company would issue to the Purchasers, in exchange for the Notes, an aggregate of 1,959,389 shares of the Company’s common stock (such shares, the “Shares”), with each Share valued at $0.75. The Company issued the Shares in reliance on the exemption contained in Section 3(a)(9) of the Securities Act of 1933, as amended.

As a result of the foregoing: (i) the indebtedness evidenced by the Notes shall be deemed satisfied in full; (ii) the Notes shall be deemed cancelled and of no further force and effect; and (iii) any security interest that the Purchasers held on any of the assets of the Company or its subsidiaries as collateral to secure the repayment of the Notes shall be extinguished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Marina Biotech, Inc.

February 28, 2014	By:	/s/ J. Michael French
	Name:	J. Michael French
	Title:	Chief Executive Officer